Exhibit 3.1

THIRD AMENDMENT

TO

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

LEGACY RESERVES GP, LLC

THIS THIRD AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF LEGACY RESERVES GP, LLC (this “Amendment”) (i) is entered into effective as of March 23, 2018 (the “Effective Date”) by and among Brothers Production Properties, Ltd. (“Brothers Properties”), Brothers Production Company, Inc. (“Brothers Production”), Brothers Operating Company, Inc., (“Brothers Operating”), J&W McGraw Properties, Ltd. (“J&W McGraw”), Moriah Properties, Ltd. (“Moriah”), DAB Resources, Ltd. (“DAB Resources”), and H2K Holdings, Ltd. (“H2K Holdings”; and together with Brothers Properties, Brothers Production, Brothers Operating, J&W McGraw, Moriah and DAB Resources, the “Members” and each, a “Member”) and (ii) has been approved by the unanimous consent of the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors (the “Board”) of Legacy Reserves GP, LLC, a Delaware limited liability company (the “Company”), pursuant to Sections 7.10(d) and 13.5 of the GP LLC Agreement (as defined below).

Reference is made to the Amended and Restated Limited Liability Company Agreement of Legacy Reserves GP, LLC, dated March 15, 2006, as amended by the First Amendment, effective as of December 31, 2009, and as further amended by the Second Amendment, effective as of March 16, 2012 (as so amended, the “GP LLC Agreement”). Unless otherwise defined herein, all capitalized terms used herein shall have the meaning given to them in the GP LLC Agreement.

PREAMBLE

WHEREAS, it is contemplated that Legacy Reserves LP, a Delaware limited partnership (the “Partnership”), the Company and Legacy Reserves Inc., a Delaware corporation (“New Legacy”), will enter into an Agreement and Plan of Merger (the “Merger Agreement”) by which the Partnership will merge with and into Legacy Reserves Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of New Legacy, with the Partnership surviving as a subsidiary of New Legacy (the transactions contemplated by the Merger Agreement, the “Corporate Reorganization”);

WHEREAS, the Members have previously consented to the Corporate Reorganization;

WHEREAS, Section 13.5 of the GP LLC Agreement provides that the GP LLC Agreement may only be amended by a written instrument executed by the Members (except in the case of amendments to the provisions contained in Article VII that are subject to the restrictions on amendment contained in such Article);

WHEREAS, Section 7.10(d) of the GP LLC Agreement requires Special Approval (as defined in the GP LLC Agreement) as a condition to amending Section 7.10(c) of the GP LLC Agreement; and

WHEREAS, the Conflicts Committee, pursuant to the authority granted to the Conflicts Committee by the Board in accordance with the GP LLC Agreement, has approved this Amendment, such approval constituting Special Approval of this Amendment.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto amend the GP LLC Agreement as follows:

AMENDMENTS

1.	Section 7.10(c)(ii). Section 7.10(c)(ii) shall be amended by deleting subclause (6) in its entirety and replacing it with “(6) dissolve (to the fullest extent permitted by law) or liquidate”.

2.	Effect on GP LLC Agreement. Except as amended hereby, the GP LLC Agreement shall be and remain in full force and effect and this Amendment shall become a part of the GP LLC Agreement.

3.	Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

4.	Governing Law. This Amendment shall be governed by and shall be construed in accordance with the laws of the State of Delaware, excluding any conflict-of-laws rules or principle that might refer the governance or the construction of this Agreement to the law of another jurisdiction.

2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the Effective Date.

MEMBERS

BROTHERS PRODUCTION PROPERTIES, LTD.

By:	Brothers Production Company, Inc.,
its general partner

By:	/s/ Kyle A. McGraw
Name:	Kyle A. McGraw
Title:	President

BROTHERS PRODUCTION COMPANY, INC.

By:	/s/ Kyle A. McGraw
Name:	Kyle A. McGraw
Title:	President

BROTHERS OPERATING COMPANY, INC.

By:	/s/ Kyle A. McGraw
Name:	Kyle A. McGraw
Title:	President

J&W MCGRAW PROPERTIES, LTD.

By:	Wanda J. McGraw Management, LLC, its general partner

By:	/s/ Kyle A. McGraw
Name:	Kyle A. McGraw
Title:	President

SIGNATURE PAGE TO

LLC AGREEMENT AMENDMENT

MORIAH PROPERTIES, LTD.

By:	Moriah Resources, Inc., its general partner

By:	/s/ Cary D. Brown
Name:	Cary D. Brown
Title:	Vice President

SIGNATURE PAGE TO

LLC AGREEMENT AMENDMENT

DAB RESOURCES, LTD.

By:	DAB 1999 Corp., its general partner

By:	/s/ Dale A. Brown
Name:	Dale A. Brown
Title:	President

SIGNATURE PAGE TO

LLC AGREEMENT AMENDMENT

H2K HOLDINGS, LTD.

By:	H2K Management, LLC,
its general partner

By:	/s/ Paul T. Horne
Name:	Paul T. Horne
Title:	President

SIGNATURE PAGE TO

LLC AGREEMENT AMENDMENT